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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cardinal Financial Corporation:

        We consent to the incorporation by reference in the registration statement No. 333-106694 on Form S-8 dated July 1, 2003, registration statement No. 333-111672 on Form S-8 dated December 31, 2003, registration statement No. 333-111673 on Form S-8 dated December 31, 2003, registration statement No. 333-127395 on Form S-8 dated August 10, 2005, registration statement No. 333-134923 on Form S-8 dated June 9, 2006, and registration statement No. 333-134934 on Form S-8 dated June 9, 2006 of Cardinal Financial Corporation and subsidiaries (the Company) of our report dated March 17, 2008, with respect to the consolidated statements of condition of the Company as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which appear in the December 31, 2007, annual report on Form 10-K of the Company.

KPMG LLP

McLean, Virginia
March 17, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm